EXHIBIT 11



CONSOLIDATED NATURAL GAS COMPANY AND SUBSIDIARIES

COMPUTATION OF PER SHARE EARNINGS
(In Thousands, Except Per Share Data)

________________________________________________________________________________
_________________________
                                                               Nine Months to
Three Months to
                                                                September 30
September 30
                                                           _____________________
_____________________
                                                              1996       1995
1996        1995
________________________________________________________________________________
_________________________
EARNINGS (LOSS) PER SHARE OF COMMON STOCK,
  as Shown on the Consolidated
  Statement of Income

  Net income (loss)  . . . . . . . . . . . . . . . . .     $210,299
$(66,123)   $ (5,118)    $(11,215)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       94,284       93,180
94,637       93,312
                                                           ________     ________
________     ________

    Earnings (loss) per share of common stock  . . . .     $   2.23     $
(.71)   $   (.05)    $   (.12)
                                                           ========     ========
========     ========


PRIMARY EARNINGS (LOSS) PER SHARE

  Net income (loss)  . . . . . . . . . . . . . . . . .     $210,299
$(66,123)   $ (5,118)    $(11,215)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       94,284       93,180
94,637       93,312
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          606           69
1,057           75
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       94,890       93,249
95,694       93,387
                                                           ________     ________
________     ________

    Primary earnings (loss) per share  . . . . . . . .     $   2.22(1)  $
(.71)(2) $   (.05)(2) $   (.12)(2)
                                                           ========     ========
========     ========


FULLY DILUTED EARNINGS (LOSS) PER SHARE

  Net income (loss)  . . . . . . . . . . . . . . . . .     $210,299
$(66,123)   $ (5,118)    $(11,215)
  Interest on 7 1/4% Convertible Subordinated
    Debentures, net of tax effect. . . . . . . . . . .        8,867        8,948
2,973        3,090
                                                           ________     ________
________     ________
  Net income (loss), as adjusted . . . . . . . . . . .     $219,166
$(57,175)   $ (2,145)    $ (8,125)
                                                           ________     ________
________     ________

  Average common shares outstanding. . . . . . . . . .       94,284       93,180
94,637       93,312
  Incremental shares resulting from
    assumed exercise of stock options. . . . . . . . .          770          110
1,063          155
  Shares issuable from assumed conversion
    of 7 1/4% Convertible Subordinated
    Debentures . . . . . . . . . . . . . . . . . . . .        4,559        4,559
4,559        4,559
                                                           ________     ________
________     ________
  Average common shares, as adjusted . . . . . . . . .       99,613       97,849
100,259       98,026
                                                           ________     ________
________     ________

    Fully diluted earnings (loss) per share  . . . . .     $   2.20(1)  $
(.58)(2)$   (.02)(2) $   (.08)(2)
                                                           ========     ========
========     ========

________________________________________________________________________________
_________________________

Notes:
(1) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.
(2) This calculation is submitted in accordance with Regulation S-K Item 601(b)(11) although it is contrary to either paragraph 30 or 40 of APB Opinion No. 15 because the assumed exercise of stock options and/or the assumed conversion of the 7 1/4% Convertible Subordinated Debentures produce an antidilutive result.